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                                                                    Exhibit 99.1

          THE MWW GROUP
          Public Relations -   Tel. (201) 507-9500
          Media Contact:  Rich Tauberman, rtauberman@mww.com
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                          Jamie Schwartz, jschwart@mww.com
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          Investor Contact - Tel. (212) 704-9727
          Dawn Abate, dabate@mww.com
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             ZANY BRAINY FILES VOLUNTARY PETITION UNDER CHAPTER 11
                       OF UNITED STATES BANKRUPTCY CODE

   COMPANY RECEIVES $115 MILLION DIP FACILITY FROM WELLS FARGO RETAIL FINANCE

     KING OF PRUSSIA, PA - May 15, 2001 - Zany Brainy, Inc. (Nasdaq: ZANY), a leading specialty retailer of high quality toys, games, books and multimedia products, announced today that the Company has filed a voluntary petition under Chapter 11 of the Federal Bankruptcy Code in the United State Bankruptcy Court for the District of Delaware. Despite organizational improvements in the first few months of this year and positive sales trends in the first two months of the quarter, liquidity issues and the inability to secure additional financing led the Company to file.

     Zany Brainy has secured a commitment of $115 million Debtor-in-Possession
(DIP) financing from Wells Fargo Retail Finance LLC, subject to bankruptcy court approval. The Company believes that this financing package will provide sufficient funding to resolve its liquidity issues and normalize relations with its vendors in order to keep its stores well-stocked with the most up-to-date merchandise. The Company has been working closely with its vendor community to address trade claims and expects their continued support of the Zany Brainy strategy and brand.
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     "Our rapid growth this past year, which included the acquisition of 60
Noodle Kidoodle stores, the opening of 27 new Zany Brainy stores and substantial investment in our Internet strategy presented significant operational challenges. These factors, along with a difficult retail climate compounded by an absence of "hot" product, led to a decline in sales which caused liquidity issues that precipitated our filing for Chapter 11 protection," said Tom Vellios, President & CEO of Zany Brainy. "This strategic restructuring will allow the management team to focus its efforts on improving our capital structure, enhancing operational efficiencies and improving both top line and bottom line performance in order to restore the Company to health and position us for the future. The restructuring also enables us to focus on offering consumers an appropriate merchandise mix while fully integrating the former Noodle Kidoodle locations into the chain."

     Earlier this year, the Company announced a number of strategic initiatives
to strengthen store operations.   In an effort to improve top line performance
the Company has implemented merchandising, marketing and operational strategies to increase average transaction size, improve traffic in the stores and enrich the store experience through the merchandise mix and the look and feel of the stores across the chain. The Company also has begun implementing initiatives to improve inventory management.

     The Company will continue to execute these initiatives throughout the restructuring. At the same time, management will continue its rigorous evaluation of the financial structure and operations to identify opportunities to increase sales while improving efficiency and bottom line performance.
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ABOUT ZANY BRAINY:

     Zany Brainy, Inc. is a leading specialty retailer of high quality toys, games, books and multimedia products for kids. The Company combines a distinctive merchandise offering with superior customer service and in-store events to create an interactive, kid-friendly and exciting shopping experience for children and adults. The Company presently operates 187 stores in 34 states.

Safe Harbor:

Certain statements in this release, including statements regarding the ability of Zany Brainy management to focus its efforts on improving Zany Brainy's capital structure, enhancing operational efforts, improving performance and better integrating the former Noodle Kidoodle stores, as well as continuing to execute on merchandising, marketing, operational and inventory management strategies, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Actual results may differ materially from those indicated in such statements due to a number of factors, including challenges arising from Zany Brainy's Chapter 11 filing, changes in consumer spending patterns and in demand for both core and popular products and the continued inability to successfully integrate the former Noodle Kidoodle stores. Additional information of factors that may affect the business and financial results of the Zany Brainy can be found in filings of the Company with the
Securities and Exchange Commission.   The forward-looking statements included in
this document are based on information available to Zany Brainy as of the date of this release, and Zany Brainy assumes no obligation to update any of these statements.

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